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                                                                    EXHIBIT 5.1

December 23, 1998

Saratoga Beverage Group, Inc.
11 Geyser Road
Saratoga Springs, New York 12866

Ladies and Gentlemen:

         Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S-4 (the "Registration Statement") which relates to up to 2,133,553 shares (the "Shares") of the Company's Class A common stock which are being offered for sale in connection with the merger (the "Merger") of The Fresh Juice Company, Inc. with and into Rowale Corp., a wholly-owned subsidiary of the Company. This opinion is an exhibit to the Registration Statement.

         We have acted as counsel to the Company in connection with the proposed Merger and the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Restated Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         Except as expressly set forth in the next statement, we note that we are members of the Bar of the State of New York and do not opine herein on the laws of any jurisdiction other than the State of New York and the federal laws of the United States. With respect to any matters concerning Delaware general corporate law involved in the opinions set forth below, any such

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Saratoga Beverage Group, Inc.
December 23, 1998
Page 2


opinions concerning Delaware general corporate law are based upon our reading of standard published compilations of the Delaware General Corporation Law.

         Our opinion in paragraph 1 below as to the due incorporation of the Company in its state of incorporation is based solely upon the a copy of the Amended and Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 50,000,000 shares of Class A common stock, par value $.01 per share, 2,000,000 shares of Class B common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

         2. The Shares have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued in accordance with the Merger, will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                       Very truly yours,

                                       /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF, LLP:CIW:JSH:RAG